Exhibit 23.3
                                                                    ------------



           Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated June 10, 2003 relating to the financial statements and financial statement schedule as of April 30, 2003 and for the years ended April 30, 2003 and 2002, which appear in H&R Block, Inc.'s Annual Report on Form 10-K for the year ended April 30, 2004.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
Kansas City, Missouri
August 6, 2004